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                                                                Exhibit 10.9

                                 DEED OF LEASE

    This Deed of lease hereinafter referred to as the Lease made in
triplicate as of the       day of October 1994 between C & T PARTNERSHIP as
"Landlord," and DUNN COMPUTER CORPORATION, a Virginia corporation, hereinafter referred to as "Tenant."

    WITNESSETH: That Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the following described premises:

    An area of 19,230 square feet, more or less, as shown on the drawing attached as Exhibit "A" (the "Premises") and which is an office/warehouse building (the "Building") located at 1306 Squire Court, County of Loudoun, Sterling, Virginia the Building having approximately 35,000 gross square feet of space, together with the right to use in common with other tenants all driveways, all non-exclusive parking areas and other common facilities located on the property.

    1. Term of Lease. The term of this Lease shall be for a period of four years commencing November 1, 1994 and terminating on October 31, 1999.

    2. Use of Premises. Tenant shall use the Premises for the following purposes: office and any other uses permitted by zoning. Tenant agrees that in its use of the Premises that it will not place a load upon any floor of the Premises exceeding the floor load limit of 250 pounds per square foot. Landlord warrants and represents that the zoning on the date of this Lease is PDIP.

    It is understood and agreed that the operation of Tenant's business in the Premises shall be in conformity with all applicable federal, state and county laws, ordinances and regulations. The obtaining of any permits or business licenses required in connection with the operation of Tenant's business in the Premises by Tenant shall be the sole responsibility and at the expense of Tenant. Landlord, at its own cost and expense, shall be responsible for all necessary building permits and certificates of occupancy required in connection with the Building and Premises.

    3. Parking. Tenant shall have the right to use, on a first come first served basis, all non-exclusive parking spaces located on common areas of the property.

    4. Signs. Tenant may, at its sole expense, affix to the exterior of the Building and/or exterior or interior of the glass located on the Premises a sign advertising its business, with prior written approval of design and placement by Landlord, which shall not be unreasonably withheld. Landlord hereby approves the design and placement of Tenant's existing signage.

    5. Rent. Tenant agrees to pay Landlord, during the term of this Lease, an annual fixed rent for the lease of the Premises in accordance with the schedule listed below. Rent shall be paid in consecutive equal monthly installments of 1/12 of the applicable yearly rent in advance on the first day of each and every month of the term. If this Lease commences or terminates on a day other than the first of the month, the amount of rent to be paid for said month shall be apportioned. The rent schedule during this Lease is:

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  First lease year
month; $12,000.........................................     per year; $144,000
  Second lease year
month; $12,000.........................................     per year; $144,000
  Third lease year
month; $13,000.........................................     per year; $156,000
  Balance of lease
month; $14,000.........................................     per year; $168,000

    OPTION TERM. Tenant shall have the option to extend and renew the term of this Lease for an additional term of one (1) five (5) year period to commence at the expiration of the original term of this Lease. Tenant shall notify Landlord in writing of its intent to exercise this option one hundred eighty (180) days prior to the termination date of this Lease. The rent schedule during the option term are market rates to be negotiated.

    A lease year shall be that twelve (12) month period commencing on the commencement date and ending on the twelfth month anniversary of the commencement date. It is agreed that if the fixed rent for any month or any additional rent due in any month is not paid within ten (10) days following its due date, Tenant shall pay to Landlord for any such month as a late fee/administrative charge an additional sum of three percent (3%) of such unpaid rent.

    In addition to the foregoing rent, all other payments to be made by Tenant pursuant to this Lease Shall be deemed to be and shall become additional rent hereunder, whether or not the same be designated as such, and shall be subject to the same terms and provisions as the rent above, and Landlord shall have the same remedies for failure to pay the same as for nonpayment of fixed rent. Landlord, at its sole election and after giving Tenant ten (10) days written notice and the right to cure, shall have the right to pay or do any act which requires the expenditure of any sums of money by reason of the failure of Tenant to perform any of the provisions of this Lease, and in such event said monies shall be due from tenant as additional rent and Tenant hereby agrees to pay all additional rent forthwith on demand from Landlord. Failure to pay fixed rent or additional rent within ten (10) days of receiving written notice thereof from Landlord shall constitute a default by the Tenant of this Lease and shall entitle the Landlord to avail itself of any and all of the remedies for herein.

    6. Utilities. Landlord agrees to pay for all utility services to the common areas on the property. Tenant agrees to pay directly to the company or utility furnishing such services all charges for electricity, gas, fuel, power, water, sewer use, telephone, and all other utilities serving the Premises as the same become due. Tenant agrees to indemnify and hold Landlord harmless from any claims that may be made by such companies or utilities which may arise from Tenant's use of utilities and/or Tenant's failure to pay all charges for such use.

    7. Insurance. Tenant agrees to pay the cost of the fire and extended coverage insurance, rent insurance, liability insurance and any other insurance as may be maintained by Landlord and required by the holders of any mortgages, deeds of trust or ground leases on the Building. Tenant agrees to do nothing and to permit nothing to be done on the Premises which

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will violate the terms of any fire insurance policy or other insurance policies on the Building. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of fire and extended coverage or liability insurance on the Premises or the Building above the standard rate applicable to Premises being occupied for the uses permitted herein; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder. Landlord agrees that Tenant's current use of the Premises does not violate Landlord's insurance policies or cause an increase in the cost thereof. Tenant, at its sole expense, shall maintain fire and extended coverage insurance covering all Tenant's personal property located on the Premises.

    8. Waiver of Subrogation. For the purpose of waiver of subrogation, the parties mutually release and waive unto the other, all right to claim damages, costs or expenses for any injury to person (including death) or property caused by a casualty of any type whatsoever in, on or about the Premises, the Building or the land if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law and insurance policy, shall contain a provision whereby the insurer waives prior to loss all rights of subrogation against either Landlord or Tenant, as applicable. The parties agree to request their respective insurance carriers to issue waiver of subrogation endorsements to all insurance policies.

    9. Indemnification. Tenant agrees to save Landlord free and harmless from any and all losses, claims, or damages by reason of any accident, injury or damage to any person or property caused by Tenant's negligence, except such injury as may be caused by or result from the negligence of Landlord, its agents, or its employees.

    10. Exculpation. Tenant specifically agrees to look solely to the right of set-off allowed by this Lease and Landlord's equity interest in the Building at the time owned for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any partner, nor any beneficiary of any trust of which any person holding Landlord's interest is trustee, shall ever be personally liable for any judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor trustee to the persons named herein as Landlord, nor any partner, nor any beneficiary of any trust of which any person holding Landlord's interest is trustee, to respond to monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause. The word "Landlord," as used herein, means only the owner for the time being of Landlord's interest in this Lease, that is, in the event of any transfer of Landlord's interest in this Lease the transferor shall cease to be liable, and shall be released from all liability for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed subsequent to the time of said transfer, it being understood and agreed

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that from and after said transfer the transferee shall be liable for the performance and observance of said agreements and conditions.

    11. Public Liability Insurance. Tenant agrees to maintain and pay for, during the full term of this Lease, public liability insurance with reasonable bodily limits and property damage limits naming as insureds Tenant, Landlord, and holders of any mortgages or deeds of trust on the Premises and any other party so named by Landlord in writing to Tenant, as their interests appear, against Tenant's liability for any accident, injury, or damage on the Premises or caused by the same, and to furnish Landlord with a copy of such insurance policy. Such policy shall set forth an undertaking by the insurer to give Landlord and any other party named by Landlord thirty
(30) days' prior written notice of any cancellation, nonrenewal, or change in scope or amount of coverage of such policy. Tenant agrees to increase such policy limits if requested by Landlord, except that such increases shall not be unreasonable. Tenant shall not take out any additional public liability insurance for the Premises without naming as insureds Tenant, Landlord, and any other party so designated by Landlord in writing to Tenant, as their interests appear.

    12. Alterations. Tenant agrees not to make any structural alterations or additions without the prior written consent of Landlord which consent may be granted only in the sole discretion of Landlord. Tenant shall not be permitted to make any change in the Building facade. Tenant agrees to pay for all such alterations or additions consented to by Landlord. Tenant also agrees not to make any non-structural alterations without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All such work performed by or on behalf of Tenant shall be done in a good workmanlike manner, and Tenant shall ensure that all of Tenant's contractors engaged in such work shall at all times maintain workmen's compensation, adequate public liability and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord in Landlord's reasonable judgment, naming as additional insureds Landlord and any other person requested by Landlord in writing to Tenant, and before proceeding with such work Tenant shall furnish certificates of such insurance to Landlord. If Landlord does not advise Tenant in writing within thirty (30) days of Landlord's receipt of the insurance certificates that such insurance certificates are unacceptable for the specified reasons, the insurance certificates delivered by Tenant shall be deemed acceptable. Tenant shall not permit any mechanic's lien to be filed on the Premises for any work or material performed or furnished on Tenant's behalf as a result of such alterations and Tenant agrees to indemnify Landlord for any damages resulting from any such mechanic's lien being filed on the Premises.

    14. Tenant's Use and Occupancy Upon Subordination. Subordination of this Lease to any mortgage, deed of trust, ground lease or other financing arrangement shall not change any of Tenant's duties or obligations as contained herein.

    15. Surrender. Upon expiration or termination of this Lease, Tenant agrees to surrender the Premises and all equipment of Landlord in good and clean condition, ordinary wear and tear and damage caused by casualty exempted. All equipment, detachable office partitions and all personal property of Tenant shall be removed by Tenant upon termination of this Lease.

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Except for Tenant's right to remove Tenant's equipment, detachable office partitions and all personal property, all other improvements to the Premises shall be the sole property of Landlord.

    16. Casualty Damage. Subject to the provisions of this paragraph, if the Premises shall be damaged by a casualty covered by an insurance policy such as fire, the elements, unavoidable accident or any other insured casualty but are not thereby rendered untenantable in whole or in part, Landlord at its own expense, up to the limit of the insurance proceeds received, subject to the rights of any mortgagee or the holders of any ground lease or the trustees in any deeds of trust and subject to receipt of proceeds, shall cause such damage to be repaired, and the rent shall not be abated. If by reason of such occurrence, the Premises shall be rendered untenantable only in part and such damage renders less than 40% of the Premises and less than 50% of the Building untenantable, then Landlord shall, at its own expense, up to the limit of the insurance proceeds received and made available to Landlord by the holders of any mortgage, deed of trust or ground lease, cause the damage to be repaired, and the fixed rent meanwhile shall be abated proportionately as to the portion of the Premises that have been rendered untenantable, provided, however, that notwithstanding that less than 40% of the Premises and less than 50% of the Building are rendered untenantable, if it is determined by Landlord or Landlord's agent in his reasonable judgment that such damaged portion of the Premises or Building cannot be repaired within sixty (60) days of such casualty, then either Landlord or Tenant may terminate this Lease as of the date of such casualty by giving written notice to the other within thirty (30) days of said casualty. If more than 40% of the Premises or more than 50% of the Building is rendered untenantable by reason of such casualty, either Landlord or Tenant may terminate this Lease as of the date of such casualty by giving written notice to the other within thirty (30) days of said casualty. Notwithstanding the above, if the Premises are damaged in whole or in part by a casualty not covered fully by insurance as described above, or if the holder of any mortgage or deed of trust does not release the insurance proceeds to Landlord, Landlord may, at Landlord's sole option, either (i) repair such damage with ninety (90) days at Landlord's expense, in which case this Lease shall continue in full force and effect except that rent shall be abated as described above, or (ii) terminate this Lease upon written notice to Tenant within thirty (30) days of such occurrence of such damage of Landlord's intention to cancel and terminate this Lease. Notwithstanding any of the above, Landlord shall in no case be liable for repairs to any structures, fixtures, alterations or improvements to the Premises or Building added or made to the Premises by Tenant or any person other than Landlord or to any equipment, inventory or other personal property of Tenant. Landlord's obligation to repair the Premises as referred to above shall be strictly limited to only such repairs that can be accomplished and fully funded by such insurance proceeds that may be received by Landlord and made available to Landlord by the holders of any mortgages, deeds of trust, ground leases or other financing arrangements pertaining to the Building in which the Premises are located.

    17. Repairs.

         (a) Landlord shall keep the foundation, roof, exterior Building walls, interior load bearing walls of the Premises in good repair, except that Landlord shall not be called on to make any such repairs occasioned by the willful act of Tenant, its agents, invitees, customers or employees. Landlord, at its expense, shall also at all times manage, operate and maintain the

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Premises (including all mechanical, plumbing, heating, air conditioning, sprinkler, electrical equipment and utility systems and service lines serving the Premises) and the land areas, access roads and ways, parking, loading docks, and loading areas around the Premises in good, clean, sanitary and safe condition and repair, in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction. Tenant shall permit no waste, damage or injury to the Premises beyond ordinary wear and tear. Tenant shall at its own cost and expense replace any broken or cracked glass, windows, doors, locks, door jambs and partition walls in the Premises caused by Tenant's negligence.

         (b) In the event of damage to the Premises which must be repaired immediately in order to prevent further damage to the Premises or the Building, the Landlord shall have the right to proceed at once to repair such damage, regardless of whether Landlord or Tenant is obligated by the terms of this Lease to make the repairs, and the cost thereof shall be borne by the party who, by the terms hereof, is obligated to make said repairs. Provided Landlord enters the Premises with all due care, Landlord shall not be liable for any damage to the Premises, Tenant's property or Tenant's use of the Premises during such entry unless caused by Landlord's negligence.

         (c) Tenant shall give Landlord notice of all repairs needed to the Premises of which Tenant has notice. Tenant shall not make any repairs on behalf of Landlord until Tenant has provided written notice of the need for such repairs to Landlord and allowed Landlord a reasonable amount of time to make such repairs.

    18. Entry. The Landlord shall have the right to enter the Premises at all reasonable hours with prior notice and in the company of an employee or representative of Tenant to examine the same as well as for maintenance purposes or to make any improvements, alterations and repairs to the Premises or to the Building. Landlord may, during the progress of any work on the Premises, keep and store upon the Premises all necessary materials, tools and equipment without the same constituting eviction of Tenant in whole or in part, and the rents reserved shall in no way abate while said work is in progress by reason of loss of interruption of Tenant's business or otherwise. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant by reason of the performance of any work on the Premises. Landlord shall, however, in connection with the doing of any such work use reasonable efforts to minimize the inconvenience, annoyance, or disturbance, caused to Tenant during such work. During the last nine (9) months preceding the termination of this Lease, Landlord shall have the right to enter the Premises at reasonable hours to exhibit the same for renta

    19. Condemnation. If the whole or part of the Premises are taken for a public or semi-public use, by condemnation or conveyance in lieu of condemnation and neither Landlord nor Tenant terminates this Lease, then the rents shall be decreased in proportion to the portion of the Premises so taken. If such taking renders the Premises unfit for Tenant's use as specified in Section 2, then in such event, either Landlord or Tenant shall have the right to terminate this

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Lease as of the date the Landlord is divested of title to the Building in which the Premises are located or as of the date the condemning authority requires the Tenant or Landlord to quit the Building or Premises, whichever date occurs first, and as of such date any or all obligations hereunder shall be declared null and void providing Tenant has paid Landlord all rent or additional rent then due and payable. In the event such condemnation or conveyance in lieu thereof does not render the Premise unfit for Tenant's use but results in a taking of a portion of the Building or the lot on which the Building is located and Landlord determines in its reasonable judgment that it cannot continue to lease the Premises then the Landlord shall have the right to terminate the Lease after thirty (30) days written notice to Tenant. All proceeds paid for any such taking shall belong solely to Landlord, and Tenant shall have no claim for the value of any expired or unexpired term of this Lease. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the property on which the Building is situated and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenants name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in condemnation proceedings a claim for the value of any of Tenant's removable property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

    20. Real Estate Taxes. Landlord shall pay all real property taxes (including extraordinary and/or special assessments) which may be levied or assessed by any lawful authority against the land and the Building of which the Premises are a part during any and each lease year. Tenant shall pay prior to delinquency all taxes assessed against the value of any machinery, equipment, fixtures, inventory or other personal property or assets of Tenant contained in the Premises.

    21. Waiver. Any waiver of a default hereunder shall not be deemed a waiver of any subsequent defaults. Any invalid, illegal, or unenforceable clause herein shall not be construed as invalidating any other clause herein or this agreement in its totality.

    22. Assignment and Subletting. Tenant covenants and agrees not to assign this Lease or to sublet without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any such assignment or subletting shall not relieve Tenant from liability for payment of rent or terms, conditions and covenants of this Lease. The acceptance of rent by Landlord from other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or subletting of the Premises. It shall be a condition of the validity of any such assignment or subletting, that the assignee or subtenant agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay rent and other amounts provided for under this Lease and the covenant against further assignment and

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subletting. No assignment, subletting or use of the Premises by any other party shall affect the purpose for which the Premises may be used as stated in Section 2 herein without Landlord's consent. Should Tenant sublease the Premises at a rate greater than the rental due Landlord, Tenant shall assign the net profit derived after payment of associated costs and commissions, to Landlord.

    23. Tenant's Default--Landlord's Remedies.

         a. If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

              (i) Tenant shall fail to pay the fixed rent, additional rent or other charges hereunder when due and such failure shall continue for ten (10) days after receiving written notice from Landlord; or

              (ii) Tenant shall fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall tail to remedy the same within thirty (30) days after receiving written notice thereof from Landlord; or

              (iii) Tenant's leasehold interest in the Premises shall be taken by execution or by other process of law directed against Tenant; or

              (iv) Tenant shall make a general assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce to the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

              (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

              (vi) If a Default of Tenant of the kind set forth in clauses
         (i) or (ii) above shall occur and if either (x) Tenant shall cure such Default within the applicable grace period or (y) Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired, and an event

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         which would constitute a similar Default if not cured within the applicable grace period shall occur more than twice within the next 365 days, whether or not such event is cured within the applicable grace period;

then in such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the term of this Lease and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         b. If this Lease shall have been terminated as provided in this Section, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

         c. In the event of any termination, Tenant shall pay the fixed rent, additional rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the fixed rent late fee/ administrative charges, interest and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses incurred in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the fixed rent would have been payable hereunder if this Lease had not been terminated.

         d. In case of any Default by Tenant, re-entry, expiration and dispossession of summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent to the extent that Landlord considers reasonably necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption

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granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants of this Lease.

         e. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. All remedies granted in this Section or otherwise provided by law shall be cumulative and, unless inconsistent, may be exercised separately or concurrently or successively.

         f. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

    24. Jurisdiction. This Lease shall be governed by the laws of the Commonwealth of Virginia.

    25. Notice to Mortgagee, Trustees, or Ground Lessor. After receiving written notice from any person, firm or other entity that it holds a mortgage, deed of trust or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, trustee, or ground lessor (provided Tenant shall have been furnished with the name and address of such holder, trustee or ground lessor in writing), and the curing of any of Landlord's defaults by such holder, trustee or ground lessor within thirty (30) days of the date of such notice (or such longer period as may be reasonably required, provided such holder, trustee or ground lessor is diligently pursuing such cure) shall be treated as performance by Landlord.

    26. Care of Premises. Tenant shall not perform any acts or carry on any practices which may damage the Premises or Building or be a nuisance or menace to other tenants. Tenant shall not store and'or place any material, crates, boxes, equipment, abandoned trailers or automobiles, in the parking areas, driveways, lawns, sidewalks and areas adjacent to the Premises under its control, including the sidewalks and areas adjacent to the Premises or outside the Premises in trash containers provided by Landlord. Landlord, at its sole expense, shall maintain the landscaped areas, remove snow and ice from the parking areas and roads and maintain the parking areas and roads adjacent to the Premises, and schedule regular trash removal. If, however, Tenant creates an extraordinary volume of trash or hazardous waste which requires special handling, Tenant agrees to reimburse Landlord for any additional cost occasioned thereby.

    27. Short Form Deed of Lease--Notice of Termination. At the option of either Landlord or Tenant, a short form memorandum of this Lease suitable for recording purposes, but in no way varying the provisions of this Lease, shall be entered into by Landlord and Tenant. The cost of preparing and recording such a memorandum shall be at the expense of the party requesting the recordation. In the event a short form deed of Lease is recorded, the parties agree that at the expiration of this Lease that they will execute a Notice of Termination of this Lease and the cost of preparing and recording said Notice shall be at the expense of the party requesting the recording of the short form deed of Lease.

    28. Leasing Clause. Landlord warrants that it is the owner of the Premises and has the full right and authority to make this Lease. Landlord hereby releases the Premises to Tenant in accordance with the provisions of this Lease. Tenant hereby accepts this Lease.

    29. Tenant's Corporate Authority. If Tenant is a corporation, it shall, concurrently with the signing of this Lease, at Landlord's option, furnish to Landlord a certificate of good standing issued by the Commonwealth of Virginia. Each individual executing this Lease on behalf of Tenant hereby represents and warrants that he is duly authorized to execute and deliver this Lease and that Tenant is a duly organized corporation under the laws of the State of its incorporation, is qualified to do business in Virginia, is in good standing under the laws of the State of its incorporation and the laws of Virginia, and has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken.

    30. Notices. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by registered or certified mail in a post-paid envelope addressed (a) if to Tenant, Dunn Computer Corporation, 1306 Squire Court, Sterling, VA 20166, or to either at such other addresses as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given if facsimiled, delivered personally, on delivery thereof, and if mailed, by certified or registered mail, on the third day after the mailing thereof. Rent shall be paid to Landlord at the address as provided above.

    31. Heirs and Assigns. This Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns, provided that nothing herein shall be deemed to modify the assignment and subletting provisions above.

    32. Covenants of Quiet Enjoyment. Landlord covenants that subject to the terms of this Lease, if Tenant shall pay the rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord.

    33. Paragraph Headings. The paragraph headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify or amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

    34. Complete Agreement. This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. The parties agree that the execution hereof has not been induced by either party by any representations, promises, or undertakings not expressed herein.

    35. Costs and Expenses. All costs and expenses incurred by or on behalf of either party (including, without limitation, reasonable attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any default under this Lease shall be paid by the defaulting party.

    36. Time is of the Essence. Time is of the essence with respect to the performance of each of the obligations, covenants and agreements contained in this Lease.

                                          LANDLORD: C & T PARTNERSHIP



                                          By:_________________________________
                                          Title:______________________________
                                          By:_________________________________
                                          Title:______________________________


                                          TENANT: DUNN COMPUTER CORPORATION


                                          By:_________________________________
                                          Title:______________________________
                                          By:_________________________________
                                          Title:______________________________





                                      11
                                   EXHIBIT "A"
                               (Legal Description)

                                 C & T PARTNERSHIP
                                     (Landlord)

                                        and

                             DUNN COMPUTER CORPORATION
                                      (Tenant)

_______________________________________________________________________________

                                        INDEX

Term of Lease.......................................................          1
Use of Premises.....................................................          1
Parking.............................................................          1
Signs...............................................................          1
Rent................................................................          1
Utilities...........................................................          2
Insurance...........................................................          3
Waiver of Subrogation...............................................          3
Indemnification.....................................................          3
Exculpation.........................................................          3
Public Liability Insurance..........................................          4
Alterations.........................................................          4
Tenant's Use and Occupancy Upon Subordination.......................          5
Surrender...........................................................          5
Casualty Damage.....................................................          5
Repairs.............................................................          6
Entry...............................................................          7
Condemnation........................................................          7
Real Estate Taxes...................................................          8
Waiver..............................................................          8
Assignment and Subletting...........................................          8
Tenant's Default Landlord's Remedies................................          8
Jurisdiction........................................................         10
Notice to Mortgagee, Trustees, or Ground Lessor.....................         10
Care of Premises....................................................         10
Short Form Deed of Lease Notice of Termination......................         11
Leasing Clause......................................................         11
Tenant's Corporate Authority........................................         11
Commission..........................................................         11
Notices.............................................................         11
Heirs and Assigns...................................................         11
Covenants of Quiet Enjoyment........................................         12
Relationship of Parties.............................................         12
Paragraph Headings..................................................         12
Complete Agreement..................................................         12
Costs and Expenses..................................................         12
Time is of the Essence..............................................         12

                            FIRST ADDENDUM TO LEASE

    THIS FIRST ADDENDUM TO LEASE ("First Addendum"), is made as of the 1st day of December 1995 by and between C&T Partnership, a Virginia General Partnership ("Landlord"), and Dunn Computer Corporation ("Tenant") a Virginia corporation ("Tenant"):

RECITALS

    Pursuant to the Deed of Lease dated October 31, 1994, by and between C&T Partnership ("Landlord"), and Dunn Computer Corporation ("Tenant"), Landlord leased to Tenant an area of 14,230 square feet, more or less (the "Premises"), in a 35,100 square foot building (the "Building"), located at 1306 Squire Court, Sterling, Loudoun County, Virginia 20166. Tenant desires to expand into the two adjacent room as indicated on attached floor plan increasing the square footage of the Premises from 14,230 square feet to 19,230 square feet, more or less. The Lease is hereby amended in accordance with the following terms and conditions.

AGREEMENT

    For and in consideration of the rent and the mutual benefits flowing to the parties from the Lease as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1.  TERM

    The term of this First Addendum shall commence December 1, 1995 and terminate October 31, 1999.

2.  PREMISES

    Landlord and Tenant hereby agree that Tenant shall expand its premises by 5,000 square feet, more or less, into space shown on attached floor plan. The total area of the Premises for all purposes shall hereafter be 19,230 square feet.

3.  UTILITIES

    Tenant agrees to pay all utilities within the Premises as expanded.

4.  IMPROVEMENTS

    Tenant agrees to accept the expansion space in "as is" condition. Landlord will promptly and reasonably approve Tenant's plans for said improvements. Tenant

                                               Landlord:

                                               C&T Partnership
                                               A Virginia General Partnership

WITNESS AND ATTEST




_________________________________              By:___________________________
                                                  Thomas Dunn



WITNESS AND ATTEST




_________________________________              By:___________________________
                                                  Claudia Dunn


                                                  _____________________


                                               Tenant:


WITNESS & ATTEST                               Dunn Computer Corporation




_________________________________              By:___________________________

                                               Name:_________________________

                                               Title:________________________

                            SECOND ADDENDUM TO LEASE

    THIS SECOND ADDENDUM TO LEASE ("Second Addendum") is made as of the 31st day of October 1996 by and between C&T Partnership, a Virginia General Partnership ("Landlord") and Dunn Computer Corporation, a Virginia corporation ('Tenant").

RECITALS

    Pursuant to the Deed of Lease dated October 31, 1994, by and between C&T Partnership ("Landlord"), and Dunn Computer Corporation ('Tenant"), a Landlord leased to Tenant an area of 19,230 square feet, more or less (the "Premises"), in a 35,100 square foot building (the "Building"), located at 1306 Squire Court, Sterling, Loudoun County, VA 20166. Tenant desires to have a fixed price lease and Landlord hereby agrees to amend lease in accordance with the following terms and conditions.

AGREEMENT

1.  TERM

    The term of this Second Addendum shall commence October 31, 1996 and terminate October 31, 1999.

2.  PREMISES

    Landlord and Tenant hereby agree that this Second Addendum covers specifically the 19,230 square feet, more or less, currently being leased by Tenant.

3.  RENT

    Rent is currently $168,000 annually. This rent shall be fixed through the term of the Lease. The rent schedule in paragraph 5 of the lease is now modified and reads as follows:

    Third year of lease $168,000; $14,000 per month
    Fourth year of lease $168,000; $14,000 per month
    Fifth year of lease $168,000; $14,000 per month.

4.  FULL FORCE AND EFFECT

    Except as modified hereby, all other terms, convenience and conditions of the Lease are hereby acknowledged to be in full force and effect, and the parties ratify and confirm same. To the extent that the terms of this Second Addendum conflict with or contradict the terms of the Lease it is the intent of the parties hereto that the terms of this Second Addendum shall control.

                                               Landlord:
                                               C&T Partnership
                                               A Virginia General Partnership

WITNESS AND ATTEST




_________________________________              By:___________________________
                                                     Thomas Dunn, Partner




WITNESS AND ATTEST




_________________________________              By:___________________________
                                                     Claudia Dunn, Partner


                                               ______________________________
                                               Tenant:
WITNESS AND ATTEST                             Dunn Computer Corporation



_________________________________              By:___________________________
                                               Name:  John D. Vazzana
                                               Title: Exec. Vice Pres.